UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : April 20, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Following the previously announced realignment of our operating structure in January 2007, we reviewed the presentation of our reporting segments and determined to segment our operational performance on a geographic basis. The following table presents our quarterly net revenues and operating income for the fiscal year ended December 31, 2006 under our new operating segments. This information does not change, alter or restate information that we previously released or included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Rather, it provides supplemental information relating to previously reported results of operations. We intend to report our results of operations for all periods during 2007 according to the regions presented below.
Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In thousands)

	Three months ended
	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2006
Net Revenues:
North America	$956,436	$954,007	$839,753	$922,434
Latin America	211,512	173,953	178,637	162,095
Europe/West Africa/CIS	229,757	215,270	205,092	177,224
Middle East/North Africa/Asia	409,883	353,523	315,094	274,258

	$1,807,588	$1,696,753	$1,538,576	$1,536,011

Operating Income (Expense):
North America	$269,202	$279,539	$220,957	$258,238
Latin America	46,413	27,877	33,575	25,162
Europe/West Africa/CIS	47,082	45,507	44,515	33,710
Middle East/North Africa/Asia	98,086	71,134	57,806	46,314
Research and Development	(37,384)	(38,241)	(37,361)	(36,443)
Equity in Earnings (Losses)	93	(190)	3,293	2,634
Corporate Expenses	(26,625)	(24,718)	(21,507)	(22,256)
Exit Costs and Restructuring Charges	(23,433)	—	(2,770)	—

	$373,434	$360,908	$298,508	$307,359

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: April 20, 2007	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel